E X H I B I T  23.1


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated March 18, 1994, accompanying the consolidated financial statements and schedules of Oshman's
Sporting Goods, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended January 29, 1994, which are incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts".



GRANT THORNTON


Houston, Texas
June 20, 1994